Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-230795) of Target Hospitality Corp., and
(2)	Registration Statement (Form S-8 No. 333-287553) pertaining to the 2019 Incentive Award Plan of Target Hospitality Corp.;

of our report dated March 11, 2026, with respect to the consolidated financial statements of Target Hospitality Corp. included in this Annual Report (Form 10-K) for the year ended December 31, 2025.

/s/ Ernst & Young LLP

Houston, Texas

March 11, 2026